Exhibit 1

                             JOINT FILING AGREEMENT

     This will  confirm the  agreement by and between the  undersigned  that the
Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock, par value $.01 per share, of Bluegreen Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 22, 2002

                                        LEVITT COMPANIES, LLC

                                        By:    /s/ Glen R. Gilbert
                                           -------------------------------------

                                        Name:  Glen R. Gilbert
                                             -----------------------------------

                                        Title: Vice President
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                                        BANKATLANTIC BANCORP, INC.

                                        By:    /s/ James A. White
                                           -------------------------------------

                                        Name:  James A. White
                                             -----------------------------------

                                        Title: Executive Vice President
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